UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2017

Air Products and Chemicals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4534	23-1274455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania	18195-1501
(Address of Principal Executive Offices)	(Zip Code)

(610) 481-4911

Registrant’s telephone number, including area code

not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

Air Products and Chemicals, Inc. (the “Company”) is filing this Form 8-K/A as an amendment to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on January 31, 2017 (“Original Filing”). The Original Filing reported the voting results of the Company’s Annual Meeting of Shareholders held on January 26, 2017 (the “Annual Meeting”). The sole purpose of this Form 8-K/A is to disclose the Company’s decision as to how frequently it will conduct future shareholder advisory votes on named executive officer compensation (“say on pay”). No other changes have been made to the Original Filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, shareholders cast over 89% of votes in favor of holding future say on pay votes on an annual basis. The Board of Directors of the Company had recommended a vote for annual frequency of say on pay votes. In light of this result, the Company will hold future say on pay votes on an annual basis until the next advisory vote on the frequency of say on pay votes occurs. The next advisory vote regarding the frequency of say on pay votes is required to occur no later than the Company’s 2023 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc. (Registrant)

Dated: May 25, 2017	By:	/s/ Mary T. Afflerbach
Mary T. Afflerbach
Vice President, Corporate Secretary, and
Chief Governance Officer

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